UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2012

Nationstar Mortgage Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-35449

(Commission File Number)

45-2156869

(I.R.S. Employer Identification No.)

350 Highland Drive

Lewisville, Texas 75067

(469) 549-2000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02. Results of Operations and Financial Condition.

On August 14, 2012, Nationstar Mortgage Holdings Inc. announced certain information regarding our results of operations and financial condition for the quarter ended June 30, 2012. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. This press release contains certain disclosures about Adjusted EBITDA and Pro-Forma Earnings Per Share (“Pro-Forma EPS”), each of which are considered non-GAAP performance measures.

Adjusted EBITDA represents our operating segments’ income (loss), and excludes income and expenses that relate to the financing of senior notes, depreciable (or amortizable) asset base of the business, income taxes (if any), exit costs from restructuring and certain non-cash items. Adjusted EBITDA also excludes results from our legacy asset portfolio and certain securitization trusts that were consolidated upon adoption of the accounting guidance eliminating the concept of a qualifying special purpose entity. Pro-Forma EPS for June 30, 2012 excludes certain non-recurring expenses incurred in connection with the Aurora transaction, including the advance hiring of servicing staff, recruiting expenses and travel and licensing expenses. Pro-Forma EPS for March 31, 2012 normalizes earnings per share for a full quarter of taxes and share count.

Our management believes that the use of Adjusted EBITDA provides a key performance metric useful for evaluating operating performance and assessing the profitability of our core business. Our management further believes that the use of Pro-Forma EPS provides additional relevant information for comparison of current earnings per share to that of prior periods.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Nationstar Mortgage Holdings Inc. dated August 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: August 14, 2012	By:	/s/ David C. Hisey
David C. Hisey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Nationstar Mortgage Holdings Inc. dated August 14, 2012